UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 24, 2007
Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-5620 (Commission File Number)	23-1609753 (IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA (Address of Principal Executive Offices)	19087 (Zip Code)

Registrant’s telephone number, including area code	610-293-0600
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On April 24, 2007, the Compensation Committee of the Board of Directors of the Registrant adopted the 2007 Management Incentive Plan (the “2007 MIP”) to provide the short-term, variable, at-risk component of the Registrant’s overall compensation program, which also includes base salary, long-term equity incentives and fringe benefits. The 2007 MIP is intended to assist the Registrant in attracting, retaining and motivating highly qualified and experienced managers. The 2007 MIP, which emphasizes teamwork among members of management to achieve key business objectives, is based:
•	80% on the achievement of corporate objectives; and
•	20% on the achievement of individual objectives.
To align the 2007 MIP with our 2007 business strategy, the Compensation Committee approved the following corporate objectives and weightings, representing 80% (or 80 points) of the 2007 MIP:

Weighting	Corporate Objectives

30%
Achievement of specified levels of deployment of capital in acquisitions of new partner companies and/or funding to support existing partner companies, with achievement being measured based on a formula for the amount of capital deployed and the number of transactions completed;

30%	Achievement of capital generation through asset sales, with achievement being measured based on a formula for the amount of capital generated and the number of transactions completed;

20%
Achievement of specified levels of revenues or profitability for partner companies reported as consolidated in our financial statements and achievement of specified levels of revenue or non-financial milestones for our other partner companies, with each measure selected to reflect the respective partner company’s stage of growth and achievement being measured individually for each partner company; and

20%	Overall performance of the Registrant, as determined based upon the Compensation Committee’s subjective analysis.
Each executive officer also provided the Compensation Committee with written individual objectives, which vary depending upon each executive officer’s roles and responsibilities. The individual objectives represent 20% (or 20 points) of the 2007 MIP.
As described in the Registrant’s Current Report on Form 8-K filed on December 19, 2006, the Compensation Committee established the following target variable cash awards under the 2007 MIP for the eligible executive officers:

Target Variable
Name	Cash Award

Peter J. Boni	$650,000
James A. Datin	$390,000
John A. Loftus	$390,000
Steven J. Feder	$250,000
There is no mandatory minimum award payable under the 2007 MIP. The actual cash incentive, if any, paid to a participant will be based upon the achievement of the specified quantitative and qualitative corporate and individual performance objectives and will be measured in the aggregate on a sliding scale basis (e.g., achievement of objectives totaling 50 points would result in payment of 50% of the target award, achievement of objectives totaling 100 points would result in payment of 100% of the target award and achievement of objectives totaling 150 points would result in payment of 150% of the target award). Payments under the 2007 MIP are limited to 150% of each individual’s target award. Payments earned in the 2007 MIP will be paid on or before March 15, 2008.

The 2007 MIP is filed with this Current Report on Form 8-K as Exhibit 99.1. The foregoing description is subject to, and qualified in its entirety by, the 2007 MIP, which is incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits
(c) Exhibits.
      99.1     2007 Management Incentive Plan
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: April 26, 2007	By:	STEVEN J. FEDER
Steven J. Feder
Senior Vice President and General Counsel